AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT is made as of the 17th of January, 2003

AMONG:

QUINCY RESOURCES INC., a corporation formed pursuant to the laws of the State of Nevada and having an office for business located at 309 Center Street, Hancock, MI 49930

("Quincy")

AND:

ATLAS DATABASE ACQUISITION CORP., a corporation formed pursuant to the laws of the State of Delaware and having an office for business located at 309 Center Street, Hancock, MI 49930

(the "Acquirer")

AND:

PLATORO WEST INCORPORATED, a corporation formed pursuant to the laws of the State of Nevada and having an office for business located at 3518 Earl Avenue, PO Box 2654, Durango, CO 81302

("Platoro")

AND:

ATLAS DATABASE CORP., a corporation formed pursuant to the laws of the State of Delaware and having an office for business located at 3518 Earl Avenue, PO Box 2654, Durango, CO 81302

("Atlas")

AND:

WILLIAM M. SHERIFF, businessman of 3518 Earl Avenue, PO Box 2654, Durango, CO 81302

(the "Covenantor")

WHEREAS:

A. Atlas is a Delaware corporation whose sole asset is the exploration property database developed by Atlas Minerals Inc. as described in Schedule "A" hereto (the "Atlas Database");

B. Platoro owns 100 Atlas Shares, being 100% of the presently issued and outstanding Atlas Shares;

C. the respective Boards of Directors of Quincy, the Acquirer, Atlas and Platoro deem it advisable and in the best interests of Quincy, the Acquirer, Atlas and Platoro that the Acquirer merge with and into Atlas (the "Merger") pursuant to this Agreement and the Certificate of Merger, and the applicable provisions of the laws of the State of Delaware;

D. it is intended that the Merger shall qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended; and

E. the Covenantor is the sole shareholder of Platoro, and has become party to this Agreement for the purpose of jointly and severally covenanting with Platoro to indemnify Quincy and the Acquirer in the manner provided in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Definitions

1.1 In this Agreement the following terms will have the following meanings:

(a) "Acquisition Shares" means the 6,000,000 Quincy Common Shares to be issued to Platoro at Closing pursuant to the Merger and the terms of this Agreement;

(b) "Agreement" means this Agreement and Plan of Merger among Quincy, the Acquirer, Atlas, Platoro and the Covenantor;

(c) "Atlas Shares" means the Common Stock, $0.0001 par value per share, of Atlas;

(d) "Closing" means the completion, on the Effective Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(e) "Effective Time" means the date of the filing of an appropriate Certificate of Merger in the form required by the State of Delaware, which provide that the Merger shall become effective upon such filings;

(f) "General Corporation Law" means the General Corporation Law of the State of Delaware;

(g) "Merger" means the merger, at the Effective Time, of Atlas and the Acquirer pursuant to this Agreement and Plan of Merger;

(h) "Surviving Company" means Atlas following the Merger with the Acquirer; and

(i) "Quincy Shares" means the Common Stock, $0.0001 par value per share, of Quincy.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3 Any reference to a particular "Article", "section", "paragraph", "clause" or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule or Exhibit by letter will mean the appropriate Schedule or Exhibit attached to this Agreement and by such reference the appropriate Schedule or Exhibit is incorporated into and made part of this Agreement. The Schedules and Exhibits to this Agreement are as follows:

Information concerning Atlas

Schedule "A" Atlas Database

Severability of Clauses

1.4 If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
THE MERGER

The Merger

2.1 At Closing, the Acquirer shall be merged with and into Atlas pursuant to this Agreement and Plan of Merger and the separate corporate existence of the Acquirer shall cease and Atlas, as it exists from and after the Closing, shall be the Surviving Company.

Effect of the Merger

2.2 The Merger shall have the effect provided therefor by the General Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at Closing (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to Atlas or the Acquirer, as a group, subject to the terms hereof, shall be taken and deemed to be transferred to, and vested in, the Surviving Company without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Company, as they were of Atlas and the Acquirer, as a group, and (ii) all debts, liabilities, duties and obligations of Atlas and the Acquirer, as a group, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Company and the Surviving Company shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of Atlas and the Acquirer, as a group, and neither the rights of creditors nor any liens upon the property of Atlas or the Acquirer, as a group, shall be impaired by the Merger, and may be enforced against the Surviving Company.

Certificate of Incorporation; Bylaws; Directors and Officers

2.3 The Certificate of Incorporation of the Surviving Company from and after the Closing shall be the Certificate of Incorporation of Atlas until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the General Corporation Law. The Bylaws of the Surviving Company from and after the Closing shall be the Bylaws of the Acquirer as in effect immediately prior to the Closing, continuing until thereafter amended in accordance with their terms, the Certificate of Incorporation of the Surviving Company and as provided by the General Corporation Law. The sole Director of the Surviving Company at the Effective Time shall be Daniel T. Farrell.

Conversion of Securities

2.4 At the Effective Time, by virtue of the Merger and without any action on the part of Atlas or the Acquirer, the shares of capital stock of each of Atlas and the Acquirer shall be converted as follows:

(a) Capital Stock of the Acquirer. Each issued and outstanding share of the Acquirers capital stock shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid, and non assessable common stock of the Surviving Company. Each stock certificate of the Acquirer evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Company.

(b) Conversion of Atlas Shares. Each Atlas Share that is issued and outstanding at the Effective Time shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive at the time and in the amounts described in this Agreement an amount of Acquisition Shares equal to the number of Acquisition Shares divided by the number of the Atlas Shares outstanding immediately prior to Closing. All such Atlas Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefor upon the surrender of such certificate in accordance with this Agreement.

2.5 Platoro agrees that it is acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to it (other than pursuant to an effective registration statement under the Securities Act) directly or indirectly unless:

(a) the sale is to Quincy;

(b) the sale is made pursuant to the exemption from registration under the Securities Act, provided by Rule 144 thereunder; or

(c) the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act, or any applicable United States state laws and regulations governing the offer and sale of securities, and the seller has furnished to Quincy an opinion of counsel to that effect or such other written opinion as may be reasonably required by Quincy.

Platoro acknowledges that the certificate representing the Acquisition Shares shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT. THEY MAY NOT BE MORTGAGED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL FOR THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND OTHER APPLICABLE SECURITIES LAWS. THE HOLDER MAY BE REQUIRED TO PROVIDE AN OPINION AT THE HOLDERS COST TO THE COMPANY THAT SUCH TRANSFER IS PERMITTED WITHOUT REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS, WHICH OPINION MUST BE ACCEPTABLE TO THE COMPANYS COUNSEL.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF
PLATORO AND THE COVENANTOR

Platoro and the Covenantor jointly and severally represent and warrant in all material respects to Quincy and the Acquirer as follows, with the intent that Quincy and the Acquirer have relied on these representations and warranties in entering into this Agreement and in approving and completing the transactions contemplated hereby.

Capacity - Atlas

3.1 Atlas is a corporation duly incorporated, validly existing and in good standing with the office of the Secretary of State for the State of Delaware with respect to the filing of annual reports, and has the power and capacity to own and dispose of the Atlas Database and to enter into this Agreement and carry out its terms to the full extent.

Capacity - Platoro

3.2 Platoro is a corporation duly incorporated, validly existing and in good standing with the office of the Secretary of State for the State of Nevada with respect to the filing of annual reports, and has the power and capacity to own and dispose of Atlas and to enter into this Agreement and carry out its terms to the full extent.

Authority to Sell

3.3 The execution and delivery of this Agreement and the completion of the transaction contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Atlas and Platoro, and this Agreement constitutes a legal, valid and binding obligation of Atlas, Platoro and the Covenantor enforceable against each of them in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors.

Sale Will Not Cause Default

3.3 Neither this Agreement nor the purchase and sale under this Agreement will:

(a) violate any of the terms and provisions of the memorandum or articles of Atlas or Platoro, or any order, decree, statute, by law, regulation, covenant or restriction applicable to Atlas, Platoro or the Atlas Database;

(b) give any person the right to terminate, cancel or remove any part of the Atlas Database; or

(c) result in any fees, duties, taxes, assessments or other amounts relating to any part of the Atlas Database becoming due or payable by the Acquirer in connection with the purchase and sale.

Atlas Database

3.5 Atlas owns and possesses and has a good marketable title to the Atlas Database free and clear of all mortgages, liens, charges, pledges, security interest, encumbrances and other claims save and except for the rights granted to Atlas Minerals Inc. pursuant to the Letter Agreement dated June 10, 2000 between Platoro and Atlas Minerals Inc. to which Quincy hereby agrees to comply. Platoro has performed all of its obligations under the said Letter Agreement and has transferred all of its right, title and interest in and to the Atlas Database to Atlas pursuant to a Bill of Sale made by Platoro in favor of Atlas dated January 8, 2003.

ARTICLE 4
COVENANTS OF PLATORO
AND THE COVENANTOR

Platoro and the Covenantor shall jointly and severally indemnify and hold harmless Quincy and the Acquirer from and against:

(a) any and all damage or deficiencies resulting from any misrepresentation, breach of warranty or non fulfilment of any covenant on the part of Atlas, Platoro or the Covenantor under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Quincy or the Acquirer under this Agreement; and

(b) any and all claims, actions, suits, demands, costs and legal and other expenses incident to any of the foregoing.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
QUINCY AND THE ACQUIRER

Quincy and the Acquirer jointly and severally represent and warrant in all material respects to Platoro as follows, with the intent that Platoro has relied on these representations and warranties in entering into this Agreement and in approving and completing the transactions contemplated hereby.

Capacity - Quincy

5.1 Quincy is a corporation duly incorporated, validly existing and in good standing with the office of the Secretary of State for the State of Nevada with respect to the filing of annual reports, and has the power and capacity to enter into this Agreement and carry out its terms.

Capacity - Acquirer

5.2 The Acquirer is a corporation duly incorporated, validly existing and in good standing with the office of the Secretary of State for the State of Delaware with respect to the filing of annual reports, and has the power and capacity to enter into this Agreement and carry out its terms.

Authority to Purchase

5.3 The execution and delivery of this Agreement and the completion of the transaction contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Quincy and the Acquirer, and this Agreement constitutes a legal, valid and binding obligation of Quincy and the Acquirer enforceable against each of them in accordance with its terms except as limited by laws of general application affecting the rights of creditors.

ARTICLE 6
SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

Platoros and Covenantors Representations, Warranties and Covenants

6.1 All representations, warranties, covenants and agreements made by Platoro or the Covenantor in this Agreement or under this Agreement shall, unless otherwise expressly stated, survive closing and any investigation at any time made by or on behalf of Quincy or the Acquirer, and shall continue in full force and effect for the benefit of the Quincy and the Acquirer.

Quincys and the Acquirers Representations, Warranties and Covenants

6.2 All representations, warranties, covenants and agreements made by the Quincy or the Acquirer in this Agreement or under this Agreement shall, unless otherwise expressly stated, survive closing and any investigation at any time made by or on behalf of Platoro, and shall continue in full force and effect for the benefit of Platoro.

ARTICLE 7
PLATOROS OPTION

Option

7.1 The Acquirer hereby grants to Platoro an option (the "Option") to repurchase the Atlas Database on an "as is, where is" basis, at any time after the date which is two years from the date of this Agreement by paying the Option Exercise Price to the Acquirer, provided that:

(a) during the 365 days prior to the exercise of the Option neither Quincy nor the Acquirer have made commercial use of the Atlas Database; and

(b) neither Quincy nor the Acquirer have any commercially reasonable plans for use of the Atlas Database.

Option Exercise Price

7.2 The exercise price of the Option (the "Option Exercise Price") shall be 6,000,000 Quincy Shares.

Manner of Exercise

7.3 Provided that the conditions of section 7.1 are met, Platoro may exercise the Option at any time by delivering to the Acquirer a notice in writing of such exercise, together with a certificate or certificates representing the Option Exercise Price, duly endorsed for transfer in blank, signatures medallion guaranteed. Upon receipt of the foregoing, the Acquirer shall make the Atlas Database available to Platoro, who shall have the responsibility for all shipping or other costs relating to the Atlas Database.

Limitation

7.4 Nothing in this Article 7 shall restrict the Acquirer from disposing of the Atlas Database to an arms length party and in the event of such disposition the Option shall terminate.

ARTICLE 8
CLOSING

Closing

8.1 The Merger and will be closed in accordance with the closing procedure set out in this Article.

Documents to be delivered by Platoro

8.2 On or before the Closing, Platoro will deliver or cause to be delivered to Quincy:

(a) the original or certified copies of the charter documents of the Acquirer Atlas and all corporate records documents and instruments of the AcquirerAtlas and, the corporate seal of the AcquirerAtlas;

(b) certified copies of such resolutions of the shareholders and directors of Platoro and the Acquirer Atlas as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c) the Certificate of Merger, duly executed by Atlas; and

(d) such other documents as Quincy or the Acquirer may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by Quincy

8.3 On or before the Closing, Quincy shall deliver or cause to be delivered to Platoro:

(a) a share certificate representing the Acquisition Shares duly registered in the name of Platoro;

(b) certified copies of such resolutions of the directors of Quincy and the Acquirer as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c) the Certificate of Merger, duly executed by the Acquirer; and

(d) such other documents as Platoro may reasonably require to give effect to the terms and intention of this Agreement.

Filing of Certificate of Merger

8.4 Immediately following delivery of the foregoing, the Merger will be close by the filing of the Certificate of Merger with the Delaware Secretary of State.

ARTICLE 9
GENERAL PROVISIONS

Further Assurances

9.1 The parties will execute such further and other documents and do such further and other things as may be necessary to carry out and give effect to the intent of this Agreement.

Notice

9.2 All notices required or permitted to be given under this Agreement will be in writing and personally delivered to the address of the intended recipient set forth on the first page of this Agreement or at such other address as may from time to time be notified by any of the parties in the manner provided in this Agreement. Notices may not be delivered by mail.

Entire Agreement

9.3 This Agreement constitutes the entire agreement between the parties and there are no representations or warranties, express or implied, statutory or otherwise and no collateral agreements other than as expressly set forth or referred to in this Agreement.

Time of the Essence

9.4 Time will be the essence of this Agreement.

Applicable Law

9.5 This Agreement will be governed by and interpreted in accordance with the laws of the State of Delaware.

Successors and Assigns

9.6 This Agreement will enure to the benefit of and be binding upon the parties and their respective successors and assigns.

Headings

9.7 The headings appearing in this Agreement are inserted for convenience of reference only and will not affect the interpretation of this Agreement.

Independent Legal Advice

9.8 Quincy and the Acquirer have obtained legal advice concerning this Agreement and hereby requests that Platoro, Atlas and the Covenantor obtain independent legal advice with respect to same before executing this Agreement. Platoro, Atlas and the Covenantor, in executing this Agreement, represent and warrant to Quincy and the Acquirer that they have been so advised to obtain independent legal advice, and that prior to the execution of this Agreement they have so obtained independent legal advice or have, in their discretion, knowingly and willingly elected not to do so.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.
"Richard Williams" Witness RICHARD WILLIAMS Name 120 Adelaide Street West Address Toronto, Ontario M5H 1T1	QUINCY RESOURCES INC. By:"Daniel Farrell" Daniel Farrell, President

"Richard Williams" Witness RICHARD WILLIAMS Name 120 Adelaide Street West Address Toronto, Ontario M5H 1T1	ATLAS DATABASE ACQUISITION CORP. By:"Daniel Farrell" Daniel Farrell, President

"Dorothy E. Sheriff" Witness DOROTHY E. SHERIFF Name 3619 Janlyn Address Dallas, TX 75234	PLATORO WEST INCORPORATED By: "William M. Sheriff" William M. Sheriff, President
"Dorothy E. Sheriff" Witness DOROTHY E. SHERIFF Name 3619 Janlyn Address Dallas, TX 75234	ATLAS DATABASE CORP. By: "William M. Sheriff" William M. Sheriff, President

"Dorothy E. Sheriff" Witness DOROTHY E. SHERIFF Name 3619 Janlyn Address Dallas, TX 75234	"William M. Sheriff" WILLIAM M. SHERIFF

This is page 12 to the Agreement and Plan of Merger dated January 17, 2003 between Quincy Resources Inc., Atlas Database Acquisition Corp., Platoro West Incorporated, Atlas Database Acquisition Corp. and William M. Sheriff.

Schedule "A"

ATLAS DATABASE

This is Schedule "A" to the Agreement and Plan of Merger dated January 17, 2003 between Quincy Resources Inc., Atlas Database Acquisition Corp., Platoro West Incorporated, Atlas Database Acquisition Corp. and William M. Sheriff.